                                                                    EXHIBIT 10.4



APOGEE TECHNOLOGY, INC. HAS OMITTED FROM THIS EXHIBIT 10.4 PORTIONS OF THE AGREEMENT FOR WHICH APOGEE TECHNOLOGY, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH BRACKETS AND AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                      DEVELOPMENT AND LICENSING AGREEMENT

Confidential

                               Table of Contents

1.   DEFINITIONS.........................................................................................  1

2.   CONFIDENTIAL INFORMATION............................................................................  4

   2.1.   Definition of Confidential Information.........................................................  4
   2.2.   Non-Use; Non-Disclosure........................................................................  4
   2.3.   Standard of Care...............................................................................  5
   2.4.   Disclosure Restrictions........................................................................  5
   2.5    Duties Concerning Confidential Information Upon Termination....................................  5
   2.6.   Governmental Orders............................................................................  5
   2.7.   Confidentiality of Terms and Conditions........................................................  6
   2.8.   Required "Confidential" Legend; Oral Information...............................................  6

3.   INITIAL DEVELOPMENT.................................................................................  6

   3.1.   Interface Development..........................................................................  6
   3.2.   ALST Provision of Information..................................................................  6
   3.3.   Completion of Initial Product Development......................................................  7
   3.4.   Ownership......................................................................................  7

4.   DELIVERY OF LICENSED TECHNOLOGY.....................................................................  7

   4.1.   DDX Controller Technology......................................................................  7
   4.2.   DDX Power Technology...........................................................................  8
   4.3.   Additional Initial Development Support.........................................................  8

5.   GRANT OF RIGHTS.....................................................................................  9

   5.1.   Field Of Use...................................................................................  9
   5.2.   Development Rights.............................................................................  9
   5.3.   Apogee-enhanced Products.......................................................................  9
   5.4.   Right To Make..................................................................................  9
   5.5.   Right To Have Made............................................................................. 10
   5.6.   Right To Use................................................................................... 10
   5.7.   Right To Sell.................................................................................. 10
   5.8.   Apogee's Ownership Rights...................................................................... 11
   5.9.   ALST's Ownership Rights........................................................................ 11
   5.10.  No Exploitation of ALST's Ownership Rights By Apogee........................................... 12
   5.11.  Non-Exclusive Nature of ALST's License......................................................... 12

6.   PROMOTIONAL MATERIALS; MARKING...................................................................... 12

   6.1.   Press Releases................................................................................. 12
   6.2.   Marking........................................................................................ 12

7.   LICENSE FEES AND ROYALTIES.......................................................................... 12

   7.1.   Initial License Fee............................................................................ 12
   7.2.   Royalties...................................................................................... 12
   7.3.   Royalty Reports................................................................................ 13
   7.4.   Late Payments.................................................................................. 13

8.   AUDIT RIGHT......................................................................................... 13

   8.1.   Obligation To Maintain Books And Records....................................................... 13
   8.2.   Audit.......................................................................................... 14
   8.3.   Costs Of Audit In The Event Of Underpayment.................................................... 14
9.   APOGEE PURCHASES FROM ALST.......................................................................... 14

Confidential


10.  FUTURE COLLABORATIVE PRODUCT DEVELOPMENT.............................................................  14

   10.1.  Collaborative Development Efforts...............................................................  14
   10.2.  Scope oOf Collaborative Development Efforts......................................................  14
   10.3.  Collaborative Development Procedures; Apogee's "Opt Out" Right..................................  15
   10.4.  Licensing Terms, Royalties, And Ownership of The Results of Collaborative Development Efforts...  15
   10.5.  Consulting Fee..................................................................................  16
   10.6.  Additional Support Services.....................................................................  16

11.  INTELLECTUAL PROPERTY WARRANTIES, INFRINGEMENT, AND INDEMNIFICATION..................................  16

   11.1.  Apogee Non-infringement Warranty and Indemnification............................................  16
   11.2.  ALST Non-Infringement Warranty and Indemnification..............................................  16
   11.3.  Other Indemnification...........................................................................  17
   11.4.  Indemnification Obligations.....................................................................  17
   11.5.  Infringement Litigation.........................................................................  17

12.  TRADEMARKS AND TRADENAMES............................................................................  18

13.  EXPORT REGULATIONS...................................................................................  18

14.  WAIVER...............................................................................................  18

15.  FORCE MAJEURE........................................................................................  19

16.  GOVERNING LAWS; ARBITRATION; MEDIATION...............................................................  19

   16.1.  Choice of Law...................................................................................  19
   16.2.  Jurisdiction; Venue.............................................................................  19
   16.3.  Informal Dispute Resolution.....................................................................  19
   16.4.  Arbitration.....................................................................................  20

17.  GENERAL LIMITATION ON LIABILITY......................................................................  22

18.  GENERAL WARRANTIES...................................................................................  22

19.  NOTICE METHODS.......................................................................................  23

   19.1.  For ALST........................................................................................  23
   19.2.  For Apogee......................................................................................  23
   19.3.  For Altec.......................................................................................  23
   19.4.  Effective Date of Notices.......................................................................  23

20.  TERM.................................................................................................  24

21.  TERMINATION..........................................................................................  24

   21.1.  Payment Default.................................................................................  24
   21.2.  Material Breach.................................................................................  24
   21.3.  Insolvency......................................................................................  24
   21.4.  Commercialization by ALST.......................................................................  24

22.  SURVIVAL.............................................................................................  25

23.  CESSATION OF RIGHTS UPON TERMINATION OR EXPIRATION...................................................  25

   23.1.  End Of Licenses; Return or Destruction of Confidential Materials................................  25
   23.2.  Effect On STM Contract..........................................................................  25

24.  ASSURANCES OF PERFORMANCE............................................................................  25

Confidential


25.   ASSIGNMENT.......................................................................................  25

26.   RELATIONSHIP OF THE PARTIES......................................................................  25

27.   SECTIONS AND SUBSECTIONS.........................................................................  26

28.   ENTIRE AGREEMENT.................................................................................  26

Confidential

         THIS AGREEMENT is made this 13th day of August, 1999 (the "Effective Date"), by and between ALST Technical Excellence Center, a Delaware corporation with offices in Kfar Saba, Israel (hereinafter referred to as "ALST") and Altec Lansing Technologies, Inc., a Pennsylvania corporation with offices located in Milford, Pennsylvania (hereinafter referred to as "Altec"), on the one hand, and Apogee Technology, Inc., a Delaware corporation with offices located in Norwood, Massachusetts (hereinafter referred to as "Apogee"), on the other hand.

                                   Recitals
                                   --------

         WHEREAS, ALST is a strategic partnership between Altec and STMicroelectronics (hereinafter referred to as "STM") that develops joint technologies and systems solutions for the computer, consumer electronics, and communications technology markets; and

         WHEREAS, ALST is a majority owned subsidiary of Altec; and

         WHEREAS, Apogee is a research and development company specializing in high efficiency audio amplification; and

         WHEREAS, Apogee has developed and owns certain technology relating to digital, high efficiency audio amplification (the "Technology"); and

         WHEREAS, ALST wishes Apogee to undertake development efforts for purposes of incorporating certain Apogee Technology into ALST's semiconductor products ("Apogee-Enhanced Products"); and

         WHEREAS, ALST wishes to have Apogee-Enhanced Products produced by its partner, STM; and

         WHEREAS, Apogee is willing to allow STM to produce Apogee-Enhanced Products, for use in ALST's Products, if STM meets certain conditions, specified herein; and

         WHEREAS, ALST wishes to license the Technology from Apogee for such purposes, and Apogee is willing to license the same to ALST as specifically provided herein;

         WHEREAS, the Parties contemplate engaging in future development efforts, and wish to structure such development efforts;

         NOW, THEREFORE, upon the terms and conditions contained in this Agreement, and based upon mutual promises contained herein and intending to be legally bound, each of the Parties hereby agrees as follows:

                                   Agreement
                                   ---------

1.   DEFINITIONS
     -----------

     "Acceptance Deadline" shall have the meaning provided in Section 10.3.2.
      -------------------

Confidential

     "Affiliate" shall mean any entity controlling, controlled by or under
      ---------
     common control with ALST. The term "control" as used herein shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the aggregate of all voting equity interests in such entity.

     "ALST Products" shall mean audio-based silicon solutions for the computer,
      -------------
     consumer electronics, automotive, or communications markets.

     "Apogee-Enhanced Products" shall have the meaning  provided in Section
      ------------------------
     5.3.

     "Channel" shall mean an independent audio signal that is converted or
      -------
     processed in whole or in part using DDX Controller Technology or amplified in whole or in part by DDX Power Technology.

     "Collaborative Development Efforts" shall have the meaning provided in
      ---------------------------------
     Section 10.1.

     "Confidential Information" shall have the meaning provided in Section
      -------------------------
     2.1.

     "DDX Controller Technology" shall have the meaning provided in Section 4.1.
      -------------------------

     "DDX Power Technology" shall have the meaning provided in Section 4.2.
      --------------------

     "Derivative Work" shall mean: (i) for copyrightable or copyrighted
      ---------------
     material, any modification, correction, addition, extension, upgrade, improvement, compilation, abridgement, or other form in which an existing work may be recast, transformed, or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent, and/or trade secret.

     "Development Rights" shall have the meaning provided in Section 5.2.
      ------------------

     "Effective Date" shall have the meaning provided in the Preamble.
      --------------

     "Enhancements" shall mean all improvements, additions, and any
      ------------
     modifications to a technology developed solely by Apogee. The term "Enhancements" shall include all upgrades, bug fixes, work-arounds, software patches, and other fixes, Derivative Works, and all works of authorship, data, know-how, technology, information, Inventions and/or discoveries related thereto which are conceived, or conceived and reduced to practice by Apogee, but excluding all modifications or improvements developed with third parties to the extent the right to license such modifications or improvements is not obtained, after reasonable efforts to do so.

     "Field of Use" shall have the meaning provided in Section 5.1.
      ------------

     "Initial Apogee-Enhanced Products" shall mean those items listed on Exhibit
      --------------------------------
     A.

Confidential

     "Intellectual Property Rights" shall mean any and all patent rights,
      ----------------------------
     copyrights, trade secrets and trademarks and any other rights to exclude, existing from time to time in a jurisdiction under patent law, copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar law.

     "Interface" shall have the meaning provided in Section 3.1.
      ---------

     "Inventions" shall mean any invention, discovery, process, art, method
      ----------
     (including mathematical algorithms), machine, manufacture, composition of matter, or improvement thereof, whether or not patentable. The terms "conceived," "reduced to practice," and other like and related terms shall have their ordinary meanings as they are used in the patent laws of the United States.

     "Licensed Patents" shall mean United States Patent No. 5,077,539, United
      ----------------
     States Patent No. 5,617,058, the inventions described and claimed therein, and any divisions or continuations thereof, patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto. The term "Technology" when used hereunder to refer to Apogee's Technology shall include within its meaning "Licensed Patents."

     "Licensed Technology" shall collectively mean the DDX Controller Technology
      -------------------
     and the DDX Power Technology.

     "Parties" shall mean ALST and Apogee and, where the context permits, ALST
      -------
     Apogee, and Altec.

     "Request for Collaborative Development" shall have the meaning provided in
      -------------------------------------
     Section 10.3.1.

     "RTL" shall mean Registered Transfer Level.
      ---

     "Source Code" shall mean software in human-readable form, including
      -----------
     programmer's comments, data files and structures, header and include files, macros, make files, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable a competent independent third party programmer to create, operate, maintain, modify and improve such software without the help of any other person, and with data files containing Source Code in standard ASCII format readable by a text editor.

     "STM" shall mean STMicroelectronics SRL, incorporated under the laws of
      ---
     Italy, with registered offices in via C Olivetti 2, Agrate Brianza MI, Italy, and offices in Lexington, Massachusetts. ALST and Altec represent that STM and Altec are partners in ALST.

     "STM Contract" shall have the meaning provided in Section 5.5.2.
      ------------

Confidential

     "Technology" shall mean digital, high efficiency amplifier technology and
      ----------
     related information, including without limitation, and irrespective of whether such information is of a confidential nature, (i) all software (including both Source Code and object code), hardware, tools, documentation, data and know-how owned or invented by Apogee and in existence as of the Effective Date, and (ii) all Enhancements and Inventions relating thereto owned or invented by Apogee and in existence as of the Effective Date.

     "Term" shall have the meaning provided in Section 20.
      ----

     "VHDL" shall have the meaning provided in Section 4.1.1.
      ----

     "VHSIC" shall mean Very High Speed Integrated Circuit.
      -----

2.   CONFIDENTIAL INFORMATION

     In carrying out the development and production tasks specified herein, the Parties contemplate disclosing to each other Confidential Information, as defined in this Section 2, and agree that all Confidential Information so disclosed shall be subject to this Section 2.

     2.1. Definition of Confidential Information.

          "Confidential Information" shall mean information concerning any Party's Inventions, Intellectual Property Rights, technology, proposed or actual Enhancements to such technology, current products, future products, business plans, marketing plans, or research and development, and includes all instructive or descriptive material and know-how and show-how documentation of any Party, disclosed in written, digital, or oral form. The term "Confidential Information" shall not include information which:

          2.1.1 is known to the receiving Party before receipt thereof from any other Party, as evidenced by written records kept by the receiving Party in the ordinary course of business;

          2.1.2 is disclosed to the receiving Party by a third party who had a right to make such disclosure;

          2.1.3 is made public by the originating Party including, but not limited to, public disclosure as a consequence of the patent process; or

          2.1.4 is or becomes part of the public domain otherwise than as a consequence of a breach by the receiving Party of its obligations hereunder.

     2.2. Non-Use; Non-Disclosure.

          Except as expressly provided herein, Confidential Information disclosed hereunder shall remain the property of the disclosing Party. The receiving Party shall not disclose or confirm any Confidential Information to third parties nor

Confidential

          publish the same for any purpose whatsoever, without the express written permission of the disclosing Party. In addition, the receiving Party and its employees shall not use any Confidential Information disclosed or obtained hereunder for any purpose other than strictly in connection with the receiving Party's rights under this Agreement.

     2.3. Standard of Care.

          In handling Confidential Information, the receiving Party shall use at least the same degree of care as it uses for safeguarding its own Confidential Information, but shall provide such Confidential Information no less than a reasonable degree of care in any event.

     2.4. Disclosure Restrictions.

          The receiving Party shall limit the disclosure of Confidential Information to its employees who have a need to know such Confidential Information for the purpose of acting in accordance with this Agreement, and such Confidential Information will be disclosed to only such of its employees who have agreed to be bound by restrictions on disclosure of Confidential Information which are at least as restrictive as those applicable to the receiving Party under Sections
          2.2 and 2.3 above. In any event, the receiving Party shall remain fully responsible for the conduct of such employees.

     2.5. Duties Concerning Confidential Information Upon Termination.

          Upon termination of this Agreement, the receiving Party shall promptly return to the disclosing Party any Confidential Information of the disclosing Party or, at the receiving Party's option, shall destroy such information and reasonably shall certify such destruction in writing to the disclosing Party.

     2.6. Governmental Orders.

          If a receiving Party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Confidential Information of a disclosing Party, or if it is served with or otherwise becomes aware of a motion or similar request that such an order is to be issued, then the receiving Party will not be liable to the disclosing Party for disclosure of its Confidential Information required by such order if the receiving Party complies with the following requirements:

          2.6.1 if an order which has already issued calls for immediate disclosure, then the receiving Party shall immediately move for or otherwise request a stay of such order to permit the owner of the Confidential Information to timely respond to such order, with the reasonable expense of any action required to be taken by a receiving Party under this Section 2.6.1 to be at the expense of the disclosing Party;

Confidential

          2.6.2 the receiving Party shall immediately notify the disclosing Party of the motion or order by the most expeditious means possible; and

          2.6.3 the receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the disclosing Party for an order protecting the confidentiality of the Confidential Information, including joining or agreeing to (or non-opposition to) a motion for leave to intervene by the owner of the Confidential Information. The reasonable expense of any action required to be taken by a receiving Party under this
                 Section 2.6.3 shall be at the expense of the disclosing Party.

     2.7. Confidentiality of Terms and Conditions.

          ALST and Apogee agree to maintain the pricing terms and conditions of this Agreement in confidence save for such disclosures as are necessary for reporting, accounting, or tax purposes.

     2.8. Required "Confidential" Legend; Oral Information.

          The Parties agree that Confidential Information (a) shall include written information only if such information is labeled "Confidential" or "Proprietary" at the time of disclosure or within thirty (30) days of such disclosure; and (b) shall include orally disclosed information, only if such information is reduced to writing and so marked within thirty (30) days of such oral disclosure. All notices of Confidential Information will be addressed and forwarded as directed in Section 19, "Notice Methods". Notwithstanding the provisions of this Section 2.8, the Parties agree that information which the receiving Party should reasonably understand to be Confidential Information shall be Confidential Information under this Section 2, irrespective of whether it is reduced to writing or marked "Confidential" or "Proprietary" at any point.

3.   INITIAL DEVELOPMENT
     -------------------

     3.1. Interface Development.

          As part of the delivery of the Licensed Technology, Apogee shall develop an interface (the "Interface") for incorporating its DDX Controller Technology into the Initial Apogee-Enhanced Products. The Initial Apogee-Enhanced Products for which the Interface is to be provided are identified as items 1 through 3 on Exhibit A.

     3.2. ALST Provision of Information.

          To allow Apogee to develop and test the Interface, ALST shall provide to Apogee good and sufficient product information and materials concerning the Initial Apogee-Enhanced Products, including, but not limited to, product specification, requirements, and reference schematics such that one of ordinary skill in the art could develop and test an Interface.

Confidential

     3.3. Completion of Initial Product Development.

          Conditioned upon ALST's prompt compliance with Section 3.2, Apogee shall use reasonable best efforts to develop the Interface within forty-five (45) days after Apogee's receipt of Interface information per Section 3.2. In the event that Apogee is unable to complete the Interface within 45 days after receiving the Interface information, Apogee shall notify ALST and explain the nature of the problem causing the delay, after which ALST may consent to extend the deadline for completed development as needed, which consent shall not be unreasonably withheld.

     3.4. Ownership.

          Apogee shall own all right, title, and interest in the Interface, and the Interface shall be deemed included within the definition of Licensed Technology hereunder.

4.   DELIVERY OF LICENSED TECHNOLOGY
     -------------------------------

     Upon completion of the Interface, Apogee shall promptly supply to ALST the below defined services and, strictly subject to the licenses granted in
     Section 5, Technology consisting of the DDX Controller Technology and the DDX Power Technology, as defined in Sections 4.1 and 4.2, below (the DDX Controller Technology and the DDX Power Technology are referred to collectively as the "Licensed Technology").

     4.1. DDX Controller Technology.

          Apogee has developed Technology for the design of integrated circuits that convert digital audio signals into Apogee patented modulation signals, as set forth in part in the Licensed Patents ("DDX Controller Technology").

          4.1.1  Licensed DDX Controller Technology. The DDX Controller
                 ----------------------------------
                 Technology licensed to ALST shall be in the form of VHSIC Hardware Description Language ("VHDL"), that ALST or STM can target and synthesize to specific, authorized semiconductor processes. The Licensed DDX Controller Technology shall consist of:

                 4.1.1.1. Top level system specification and interface definition;

                 4.1.1.2. Verified VHDL RTL Code intended for synthesis and test bench;

                 4.1.1.3.   Test vectors for integration verification; and

                 4.1.1.4.   The Interface developed in accordance with Section
                            3.

          4.1.2  Warranty. Apogee warrants that the DDX Controller Technology,
                 --------
                 at the VHDL RTL design level, shall perform in accordance with
                 Section 4.1.1.1.

Confidential

          4.1.3  Support. Apogee shall provide in a timely manner (and ALST
                 -------
                 shall request in a timely manner) up to three (3) weeks (120 man hours) of good and workmanlike engineering time for Interface synthesis and production test development (assuming scan insertion verification), with respect to the licensed DDX Controller Technology for use in the Initial Apogee-Enhanced Products (the "DDX Controller Technology Support").

     4.2. DDX Power Technology

          Apogee has developed Technology for the design and specification of integrated circuits that convert DDX Controller Technology outputs into audio power outputs ("DDX Power Technology"). The design consists of a digital interface, decode logic, power MOSFET H-Switches and protection circuitry and is applicable for low to medium audio power applications.

          4.2.1  Licensed DDX Power Technology. The DDX Power Technology shall
                 -----------------------------
                 be in the form of a detailed product specification that defines:

                 4.2.1.1.   General requirements and minimum standards;

                 4.2.1.2. Device functional block diagrams and application and test schematics;

                 4.2.1.3. Electrical performance characteristics and critical design parameters; and

                 4.2.1.4.   Packaging information.

          4.2.2  Support. Apogee shall, upon timely request by ALST, deliver in
                 -------
                 a timely manner the following support services in connection with the license of the DDX Power Technology for use in the Initial Apogee-Enhanced Products (the "DDX Power Technology Support"):

                 4.2.2.1. Up to two (2) weeks (80 man-hours) of good and workmanlike engineering time for device development.

                 4.2.2.2. Up to four (4) weeks (160 man-hours) of good and workmanlike engineering time for device verification.

     4.3. Additional Initial Development Support

          At ALST's request, Apogee shall provide further engineering support over and above the agreed-upon DDX Controller Technology Support and the DDX Power Technology Support defined in Sections 4.1.3 and 4.2.2, respectively; provided, however, that any request by ALST for such additional support shall be reasonable in light of Apogee's then current engineering resources and project commitments. Additional support shall be invoiced and paid in accordance with Section 10.5 or 10.6.

Confidential

5.   GRANT OF RIGHTS
     ---------------

     5.1. Field Of Use.

          For purposes of this agreement, the term "Field of Use" shall mean uses in connection with audio-based silicon solutions for the computer, consumer electronics, automotive or communications markets; provided, however, that the term "Field of Use" expressly does not cover uses in connection with commercial audio installations. Other products or applications may be added by the parties as mutually agreed upon, on a product by product or amendment of "Field of Use" basis.

     5.2. Development Rights.

          In consideration of ALST's and Altec's obligations hereunder, and for the Term of this Agreement, Apogee hereby grants ALST a world-wide, non-transferable, non-exclusive license to enhance, use, copy, modify, improve and adapt the Licensed Technology in existence as of the Effective Date (i) in order to develop specifications and design approaches for incorporating such Technology in ALST Products in the Field of Use, and (ii) in order to implement such specification and design approaches in ALST Products in the Field of Use (the "Development Rights"). Apogee expressly forbids ALST from sublicensing such Development Rights.

     5.3. Apogee-Enhanced Products.

          Any ALST Product or part thereof (i) which incorporates some or all of the Licensed Technology; (ii) which results from or arises out of the exercise of the Development Rights; or (iii) which results from or arises out of any Collaborative Development Efforts shall be considered an "Apogee-Enhanced Product" for the purposes of this Agreement. For Apogee-Enhanced Products, Apogee grants ALST, strictly subject to the terms and conditions of Sections 5.4 through 5.11, a world-wide, non-transferable, non-exclusive license to make, use, sell or import or have made or have sold on ALST's behalf. ALST shall provide Apogee with prompt written notice of the development of any Apogee-Enhanced Product, and shall include in such notice information and materials sufficient to enable Apogee to ensure compliance with
          Section 7.

     5.4. Right To Make.

          In consideration of ALST's and Altec's obligations hereunder, Apogee hereby grants ALST a worldwide, non-transferable license to make Apogee-Enhanced Products in the Field of Use for the Term of this Agreement. ALST may not sublicense such rights except as provided expressly in Section 5.5.

Confidential

     5.5. Right To Have Made.

          Apogee acknowledges that ALST desires to have Apogee-Enhanced Products made by STM. Apogee hereby grants ALST a limited, non-transferable right to have Apogee-Enhanced Products made by STM, provided that all of the following conditions (set forth in Sections 5.5.1 through 5.5.4, inclusive) are maintained:

          5.5.1. ALST shall disclose to STM only that portion of the Apogee Technology as is necessary for the production of the Apogee-Enhanced Products, and STM shall not disclose such Apogee Technology to any third party, and shall not use such Technology except strictly in connection with its manufacture of the Apogee-Enhanced Products.

          5.5.2. Any agreement or understanding between ALST and STM concerning an Apogee-Enhanced Product shall provide (i) that ALST shall enjoy audit and reporting rights with respect to STM that do not materially differ from those provided to Apogee under
                 Section 7.3 and Section 8, below; (ii) that STM shall compensate ALST on sales of Apogee-Enhanced Products such that ALST shall meet its obligations to Apogee under Section 7.2; and (iii) that STM shall not disclose Apogee Technology to any third party, and shall not use such Technology except strictly in connection with its manufacture of the Apogee-Enhanced Products. An agreement or understanding between ALST and STM that meets these criteria is referred to herein as an "STM Contract."

          5.5.3. ALST shall exercise its audit rights under an STM Contract upon reasonable request by Apogee, which exercise shall not occur more than twice per year. ALST shall use best efforts in conducting such audit, and shall promptly provide the results and supporting work-papers from such audit to Apogee.

          5.5.4. ALST and Altec shall be responsible for STM's compliance with STM Contracts, as provided in Section 24.

     5.6. Right to Use.

          In consideration of ALST's and Altec's obligations hereunder, and subject to Section 7, Apogee hereby grants ALST a worldwide right to use and to allow others to use Apogee-Enhanced Products for their intended purposes, in the Field of Use and for the Term of this Agreement.

     5.7. Right to Sell.

          5.7.1. ALST's Right to Sell. In consideration of ALST's and Altec's
                 --------------------
                 obligations hereunder, Apogee hereby grants ALST a worldwide, non-transferable license to sell Apogee-Enhanced Products in the Field of Use for the Term of this Agreement.

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          5.7.2. STM's Right to Sell. In consideration of ALST's and Altec's
                 -------------------
                 obligations hereunder, Apogee hereby authorizes ALST to grant to STM a worldwide, non-transferable sublicense to sell Apogee-Enhanced Products in the Field of Use for the Term of this Agreement, on the express condition that, in making such sales, STM acts in accordance with an STM Contract. In the event sales take place which are not in accordance with the provisions of an STM Contract identified in Section 5.5.2, Apogee shall have the right, in its discretion, to terminate the grant of this sublicense under this Section 5.7.2, without affecting the remainder of this Agreement, after notifying ALST of its intention to so terminate the sublicense, and after providing a sixty (60) day opportunity to cure.

          5.7.3. Notice. ALST shall use best efforts to provide Apogee with
                 ------
                 timely notice of STM's non-compliance or threatened non-compliance with an STM Contract.

     5.8. Apogee's Ownership Rights.

          ALST acknowledges that, as between the Parties, Apogee owns all right, title, and interest in the Licensed Technology, including but not limited to any associated Intellectual Property Rights. ALST agrees that it shall have no intellectual property claim on, or license to, any Apogee Enhancements to the Licensed Technology occurring after the Effective Date, except as provided in Section 10.

     5.9. ALST's Ownership Rights.

          Apogee agrees that ALST shall own (i) the Apogee-Enhanced Products and
          (ii) Inventions and modifications, enhancements or improvements arising from the Development Rights, or otherwise relating to the Licensed Technology, which meet each of the following conditions: (a) the Invention or modifications, enhancements or improvements must be embodied in an Apogee-Enhanced Product and (b) the Invention or modifications, enhancements or improvements must arise from the efforts of ALST or must arise through the Collaborative Development Efforts of ALST and Apogee under Section 10; provided, however, that:

          5.9.1. such rights in ALST shall be subject to and dominated by Apogee's underlying ownership rights in the Licensed Technology, as provided in Section 5.8; and

          5.9.2. such rights in ALST shall further be strictly subject to ALST's royalty obligations under Section 7, concerning any and all Apogee-Enhanced Products.

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     5.10. No Exploitation of ALST's Ownership Rights by Apogee.

           The Parties agree that an effect of ALST's ownership rights under
           Section 5.9 shall be that, except as expressly allowed by ALST, Apogee may not use or exploit rights owned or held by ALST in accordance with Section 5.9.

     5.11. Non-Exclusive Nature of ALST's License.

           ALST expressly acknowledges that its license to the Licensed Technology hereunder is strictly on a non-exclusive basis, and agrees that Apogee is free to exploit, use, adapt, enhance, and license this Licensed Technology as Apogee sees fit, without obligation to ALST.

6.   PROMOTIONAL MATERIALS; MARKING
     ------------------------------

     6.1.  Press Releases.

           ALST agrees that Apogee shall be entitled to issue press releases concerning this Agreement or any other developments of significance warranting disclosure by Apogee, in a form and manner acceptable to ALST subject to prior written approval of ALST, such approval not to be unreasonably withheld. ALST and Apogee agree that such releases shall not include the Confidential Information of the other.

     6.2.  Marking.

           ALST agrees to use reasonable best efforts to insure that suitable notice of patent rights (consisting of the word "patent" or its abbreviation "pat." together with the appropriate patent number) either (i) shall be included on those Apogee-Enhanced Products which rely upon or are derived from the Licensed Patents or (ii) shall be included in documentation (such as user manuals) delivered to purchasers with such Products.

7.   LICENSE FEES AND ROYALTIES.
     --------------------------

     7.1.  Initial License Fee.

           In consideration of the grant, during the Term, of the license rights set forth in Section 5.2, 5.4, and 5.5 and the support set forth in Sections 4.1.3, 4.2.2 and 3.1, ALST shall pay Apogee an initial license fee of [ * ]. This initial license fee shall be due and payable [ * ], the first of which ALST shall pay [ * ] and the second of which ALST shall pay [ * ], in accordance with Section 4, of (a) [
           * ] and (b) [ * ].

     7.2.  Royalties.

          7.2.1. [ * ]. The Parties contemplate that each Apogee-Enhanced Product shall contain one or more [ * ].

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          7.2.2.  Royalty Amount. On all Apogee-Enhanced Products, Apogee shall
                  --------------
                  be paid [ * ] as follows:

                  7.2.2.1. [ * ]; and

                  7.2.2.2. [ * ].

          7.2.3.  Royalty Trigger. The royalty on an individual Apogee-Enhanced
                  ---------------
                  Product shall be deemed earned upon the sale of that Product.

          7.2.4. [ * ]. Payment of all royalties earned under this Agreement shall be made [ * ]. Upon timely notification of Apogee, ALST shall be entitled to an extension of time as necessary, not to exceed [ * ] to Apogee before such payment shall be considered late pursuant to Section 7.4 ("Due Date").

          7.2.5.  Alterations. The royalty amount shall remain as provided in
                  -----------
                  Section 7.2.2 for the Term of this Agreement, unless Apogee and ALST mutually agree to lower or raise the royalty amount to meet competitive pricing demands from the relevant market(s).

          7.2.6. [ * ]. The Parties agree that Apogee shall be entitled to royalty payments set forth in this Section 7 [ * ].

     7.3. Royalty Reports.

          Within thirty (30) days following the close of each [ * ] and simultaneously with payment of all requisite royalties under Section 7.2, ALST shall submit to Apogee, with respect to the Apogee-Enhanced Products a complete and accurate royalty report ("Royalty Report") setting forth (i) an itemized summary of the quantity and sales of products subject to royalty, identifying whether the products were sold by ALST or by STM; (ii) an itemized summary of the [ * ]; and
          (iii) the payments due to Apogee under the terms of this Agreement, showing in detail the manner of calculating the same. Upon timely notification of Apogee, ALST shall be entitled to an extension of time as necessary, not to exceed fifteen (15) days, to submit such royalty reports to Apogee.

     7.4. Late Payments.

          Any payments due and owing by ALST to Apogee if not made within 7 days of the Due Date set forth in Section 7.2.4, shall bear interest at the rate of [ * ], beginning on the date the payment was due.

8.   AUDIT RIGHT
     -----------

     8.1. Obligation To Maintain Books And Records.

          With respect to the subject matter of this Agreement, ALST (the "Audited Party") shall each keep books and records pertaining to the sale, distribution, pricing, and

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           payments made under this Agreement in accordance with generally accepted accounting principles. The Audited Party shall keep such books and records for purposes of allowing Apogee to verify amounts payable under this Agreement and to verify compliance with this Agreement and any STM Contract.

     8.2.  Audit.

           Upon twenty (20) days written notice and not more than twice per year, Apogee or its designee may inspect such books and records during the Audited Party's normal business hours. The Audited Party shall make such books and records available in the form in which such records are maintained (including digital form as well as print form, if so maintained by the Audited Party), and shall provide reasonable assistance during such audit, at the Audited Party's expense. Apogee may exercise this audit right during the Term of this Agreement, and for a period of two years thereafter.

     8.3.  Costs Of Audit In The Event Of Underpayment.

           If such audit shows that Apogee has been underpaid by more than ten percent (10%), ALST shall reimburse Apogee for all reasonable costs, including travel, incurred by Apogee or its designee in connection with the audit, upon submission of supporting invoices. ALST acknowledges that such reimbursement shall be in addition to, and shall not effect or impair Apogee's rights to recover for a breach of this Agreement or any STM Contract.

9.   APOGEE PURCHASES FROM ALST
     --------------------------

     Apogee shall have the right to purchase semiconductor chips embodying the Licensed Technology direct from ALST. Apogee's purchases shall be subject to the provisions of ALST's standard order administration, with the exception that Apogee shall enjoy (a) pricing which shall be equal to the lowest price offered by ALST to other related or unrelated persons or entities for such semiconductor chips, and (b) any other special provisions established by ALST for the sale of such semiconductor chips; provided, however, that Apogee shall not resell semiconductor chips purchased under this Section 9 in the same form in which Apogee purchases them.

10.  FUTURE COLLABORATIVE PRODUCT DEVELOPMENT
     ----------------------------------------

     10.1. Collaborative Development Efforts.

           The Parties may collaborate for purposes of developing additional Apogee-Enhanced Products (the "Collaborative Development Efforts").

     10.2. Scope of Collaborative Development Efforts.

           Collaborative Development Efforts shall consist of (a) Apogee considering opportunities presented by ALST to develop custom audio processing or system prototyping to support additional Apogee-Enhanced Products; and (b) Apogee

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           providing reasonable engineering consulting support services to ALST in connection with the Development Efforts.

     10.3. Collaborative Development Procedures; Apogee's "Opt Out" Right.

           The procedure for initiating a Collaborative Development Effort shall be as follows:

           10.3.1  Initiation by ALST. ALST shall notify Apogee of its desire to
                   ------------------
                   engage in a Collaborative Development Effort (a "Request for Collaborative Development"). Subject to Section 10.3.4, below, a Request for Collaborative Development shall contain information and materials sufficient to allow Apogee to assess the desirability, in Apogee's sole discretion, of engaging in the proposed Collaborative Development Effort.

           10.3.2  Assessment by Apogee. Within ten business days of Apogee's
                   --------------------
                   receipt of a Request for Collaborative Development (the "Acceptance Deadline"), Apogee shall notify ALST in writing whether it desires to engage in the proposed Collaborative Development Efforts. Apogee shall have the right, in its sole discretion, to decline to engage in proposed Development Effort(s). If Apogee does not respond by the close of the Acceptance Deadline under this Section 10.3.2, ALST shall deem its Request for Collaborative Development declined by Apogee.

           10.3.3  Assent by Apogee. In the event Apogee determines, in its sole
                   ----------------
                   discretion, to accept a Request for Collaborative Development, Apogee shall notify ALST of such acceptance in writing, on or before the Acceptance Deadline. The parties shall then proceed as they see fit, in accordance with the scope of such Collaborative Developments Efforts provided under Section 10.2.

           10.3.4  Level of Disclosure. ALST shall not include in a Request for
                   -------------------
                   Collaborative Development any materials deemed by ALST to be Confidential Information, unless Apogee requests such materials in writing. If Apogee makes such a written request, then materials ALST determines, in its sole discretion, to provide in response shall be considered Confidential Information under this Agreement.

     10.4. Licensing Terms, Royalties, and Ownership of the Results of Collaborative Development Efforts.

           With respect to Apogee-Enhanced Products that result from or are derived through Collaborative Development Efforts under this Section 10, the parties agree as follows:

           10.4.1 such Apogee-Enhanced Products shall be licensed in accordance with Section 5;

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           10.4.2  such Apogee-Enhanced Products shall bear royalties as provided in Section 7;

           10.4.3 ownership of such Apogee-Enhanced Products shall be in accordance with Section 5.9; and

           10.4.4 such Apogee-Enhanced Products shall be treated under this Agreement in all other ways the same as Apogee-Enhanced Products which did not result from or were not derived through Collaborative Development Efforts.

     10.5. Consulting Fee.

           In consideration of any Collaborative Development Efforts provided by Apogee under this Section 10 and in consideration of the rights granted ALST above in Section 10.4, ALST shall pay Apogee at the rate of [*] (the "Consulting Rate"). If Apogee has to contract external engineering services or purchase any other materials, Apogee will invoice ALST for the actual cost without any additional markup. Apogee shall have the right to increase the Consulting Rate; provided, however, that such increases shall not exceed [*] in any one year. Payment on invoices for Consulting Fees shall be due thirty
           (30) days from the date of the invoice.

     10.6. Additional Support Services.

           The Parties agree to negotiate in good faith the terms for such other support services and other matters as may be deemed necessary in connection with the Collaborative Development Efforts, which may include, but not be limited to: additional support services, allocation of extraordinary expenses in connection with the Collaborative Development Efforts and additional payment terms.

11.  INTELLECTUAL PROPERTY WARRANTIES, INFRINGEMENT, AND INDEMNIFICATION
     -------------------------------------------------------------------

     11.1. Apogee Non-Infringement Warranty and Indemnification.

           Apogee represents and warrants the Licensed Patents shall not knowingly (after a good faith search) infringe the patent, trademarks, mask rights, copyright, or trade secret rights of any third party. Apogee will defend, indemnify, and hold ALST and ALST's customers and suppliers harmless from any claim, suit, action, or expense (including reasonable attorney's fees) alleging that the Licensed Patents infringe any such rights.

     11.2. ALST Non-Infringement Warranty and Indemnification.

           ALST represents and warrants that its contributions to Apogee-Enhanced Products, including circuit designs, specifications, and any products or materials produced by it (or any combination of the foregoing) and submitted to Apogee or

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           incorporated into such Products ("ALST Contributions") shall not knowingly (after a good faith search) infringe the patent, trademark, mask rights, copyright, or trade secret rights of a third party. ALST will defend, indemnify, and hold Apogee and Apogee's customers and suppliers harmless from any claim, suit, action, or expense (including reasonable attorney's fees) alleging that ALST Contributions infringe any such rights.

     11.3. Other Indemnification.

           Apogee and ALST shall each indemnify the other from any claim or damages due to the injury or death of any individual, or the loss of, damage to, or misappropriation of real or personal property, in digital or other form, resulting from the willful or negligent acts, or omissions of the indemnifying party, its agents or employees.

     11.4. Indemnification Obligations.

           In the event indemnification is sought under Section 11.1, 11.2, or 11.3, then the Party seeking such indemnification (the "Indemnitee") shall:

           11.4.1 Notify the other Party (the "Indemnitor) within 10 (ten) days of receiving notice of such claim, suit, cause of action or action (the "Claim") giving rise to the Indemnitor's obligations

           11.4.2 Give the Indemnitor sole authority to defend or settle the Claim; provided, however, that the Indemnitee shall be entitled to appear, defend, and protect its rights and interests, through settlement or otherwise, if the Indemnitee reasonably believes it has grounds for insecurity, and provided further, however, that the Indemnitor shall not settle the Claim without the prior written consent of the Indemnitee, which consent shall not unreasonably be withheld;

           11.4.3 Responsibly cooperate and assist the Indemnitor (including, but not limited to, the provision of information related to the Claim) at the Indemnitor's expense with defense of the Claim.

     11.5. Infringement Litigation.

           11.5.1   Apogee's Right To Pursue. Apogee shall have the sole right
                    ------------------------
                    to prosecute any claim, suit, or action (and to retain any and all proceeds therefrom) arising from alleged infringement of the Licensed Technology as embodied in an Apogee-Enhanced Product (collectively, an "Infringement Claim"). Apogee shall promptly notify ALST of the alleged infringement.

           11.5.2   ALST's Right To Pursue. If Apogee elects not to pursue an
                    ----------------------
                    Infringement Claim, Apogee shall promptly notify ALST of Apogee's decision not to pursue the Infringement Claim. Within ten (10) business days of Apogee's notification regarding Apogee's decision, ALST will notify Apogee

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                    whether ALST elects to pursue the Infringement Claim, during which time Apogee may reconsider its decision concerning the Infringement Claim. At the expiration of the ten (10) business day period beginning on the date on which ALST was notified, if Apogee still elects not to pursue the Infringement Claim, then ALST may pursue such Infringement Claim at its own expense. In the event ALST pursues such a Infringement Claim, recoveries or reimbursements resulting from such Infringement Claim shall be distributed and disbursed at ALST's election. In the event that a declaratory judgment action, claim, or counterclaim alleging invalidity of any of the Licensed Patents shall be brought against ALST or Apogee, Apogee at its sole option shall have the right to intervene and take over the sole defense of the action at its own expense.

           11.5.3   Cooperation. In any action for infringement, declaratory
                    -----------
                    judgment, invalidity, or other actions affecting the intellectual property right of any Party to this Agreement, each Party shall, at the request and expense of the other Party cooperate of the fullest extent reasonably possible. This provision shall not be construed to require either Party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

12.  TRADEMARKS AND TRADENAMES
     -------------------------

     Except as expressly provided herein, neither Party has the right to use any other Party's trademarks, logos, or trade names, directly or indirectly, in connection with marketing activities of any kind without the first Party's prior consent, which shall not be unreasonably withheld.

13.  EXPORT REGULATIONS
     ------------------

     Each Party agrees that it will abide by the United States Department of Commerce regulations concerning the export or re-export of United States source technical data, or the direct product thereof, to unauthorized destinations with regard to the type of information or products supplied by any other Party hereunder. ALST acknowledges that performance of this Agreement is expressly conditioned upon the obtaining of all appropriate or necessary export licenses or approvals.

14.  WAIVER
     ------

     Delay in exercise or non-exercise of the rights, authorities, or exemptions under this Agreement shall not function as waiver thereof, and partial or singular exercise of the rights, authorities, or exemptions under this Agreement shall not disturb the Party from exercising such rights, authorities, or exemptions.

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15.  FORCE MAJEURE
     -------------

     No Party shall be liable for failure to perform duties under this Agreement if such failure is due to fire, flood, earthquake, storm, strikes or any other circumstances beyond the control of the Parties.

16.  GOVERNING LAWS; ARBITRATION; MEDIATION
     --------------------------------------

     16.1. Choice of Law.

           The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the Commonwealth of Pennsylvania, United States of America, without respect to its rules on conflicts of laws.

     16.2. Jurisdiction; Venue.

           For any controversy or claim not covered by Section 16.4, each Party
           (i) consents to the personal jurisdiction of, and venue in federal courts located in Philadelphia, Pennsylvania, or (ii) to the extent diversity jurisdiction is not present, or federal question subject matter jurisdiction does not exist, each Party consents to the jurisdiction of the State Courts located in Philadelphia, Pennsylvania.

     16.3. Informal Dispute Resolution.

           Except for any controversy or claim relating to the ownership by either Party of any Intellectual Property Rights, which shall not be subject to the provisions of this Section and shall be subject to the provisions of Section 16.2, any controversy of claim between the Parties arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute"), shall be resolved as follows:

           16.3.1 Upon written request of any Party hereto, each Party shall appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute. The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

           16.3.2 In the event that such representatives are unable to resolve the Dispute within 30 days after the Dispute is submitted to them, or if after 10 days either party determines in good faith prior to the expiration of such period that such representatives are unlikely to be able to resolve such matter, the Dispute shall be submitted to arbitration in accordance with Section 16.4 hereof.

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     16.4. Arbitration.

           Except for any controversy or claim relating to the ownership by either Party of any Intellectual Property Rights, which shall not be subject to the provisions of this Section and shall be subject to the provisions of Section 16.2:

           16.4.1 If the Parties are unable to resolve any Dispute arising after the Effective Date as contemplated by Section 16.3 hereof, such Dispute shall be submitted to mandatory and binding arbitration at the election of a Party hereto (the "Disputing Party"), in the City of Philadelphia, Pennsylvania. Except as otherwise provided in this Section 16.4, the arbitration shall be pursuant to the Commercial Arbitration Rules of the AAA.

           16.4.2 To initiate the arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand"), which shall describe in reasonable detail the nature of the Dispute, state the amount of the claim, specify the requested relief and name an arbitrator who has been licensed to practice law in the U.S. for at least ten years, is not then an employee of a Party or any Affiliate thereof, and is experienced in representing clients in connection with commercial agreements and experience in dealing with software and computer issues (the "Basic Qualifications"). Within 30 days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement
                    (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and
                    (C) specify the requested relief (an "Answer"); and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within 30 days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the parties or their counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative. The powers of the Arbitration Panel shall in all cases be limited to the specific powers conferred under the arbitration law of Pennsylvania and, the Arbitration Panel may not award damages not provided for therein, or not provided for under this Agreement.

           16.4.3 If a panel of arbitrators has not been selected within thirty (30) days of the filing of the Answer as provided
                    Section 16.4.2, then either Party may elect to waive the Basic Qualification requirements set forth in

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                    Section 16.4.2, in which event the AAA shall provide the
                    Parties a list of proposed arbitrators, in accordance with the AAA's standard practices, and such standard practices shall govern the selection of the Arbitration Panel.

           16.4.4 The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Section 16.4.

           16.4.5 Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 16.4, the arbitrator shall be replaced by the party who selected such arbitrator (unless an election under Section 16.4.3 has occurred, in which event the AAA's standard procedures for replacement shall govern), or it such arbitrator was selected by the two party-appointed arbitrators, by such two party-appointed arbitrators selecting a new third arbitrator in accordance with Section 16.4.2 (unless an election under Section has occurred, in which event the AAA's standard procedures for replacement shall govern). Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this Section after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Section 16.4 and the Commercial Arbitration Rules of the AAA.

           16.4.6 Within 30 days after the closing of the arbitration hearing and any post-hearing briefing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's findings of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the Confidentiality provisions of this Agreement, Section 2.

           16.4.7 The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue reasonable monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

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           16.4.8   Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

           16.4.9   During the pendency of any proceeding pursuant to this
                    Section 16.4, each party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that the Arbitration Panel will be instructed and shall require the non-prevailing party to pay all fees, costs and expenses, including reasonable attorneys' fees, of the prevailing party.

           16.4.10 In connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

           16.4.11 The parties acknowledge and agree that performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to relevant provisions of these Section 16.3 and 16.4.

17.  GENERAL LIMITATION ON LIABILITY
     -------------------------------

     IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR LOSS OF PROSPECTIVE PROFITS OR INDIRECT OR CONSEQUENTIAL DAMAGES TO ANY OTHER PARTY EVEN IF IT IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN ADDITION, THE LIABILITY OF ANY PARTY TO ANY OTHER PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THAT PAID TO APOGEE WITHIN THE PREVIOUS TWELVE - MONTH PERIOD HEREUNDER. THESE LIMITATIONS ON LIABILITY SHALL NOT APPLY TO THE EXTENT SUCH LIABILITY ARISES FROM THE PARTIES' OBLIGATIONS AND LIABILITIES UNDER SECTIONS 2,7, 11.1-11.3, 11.5, 16.4.9 AND 24.

18.  GENERAL WARRANTIES
     ------------------

     Except as expressly provided herein, Technology and Confidential Information exchanged or licensed between the parties hereunder is without warranty of any kind, either expressed or implied, including, but not limited to the implied warranties of merchantability and fitness for a particular purpose.

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19.  NOTICE METHODS
     --------------

     All notices, request, demands, and other communications required or permitted hereunder shall be written in English and shall be delivered personally, or by air courier, or by telecopy, telex, or cable, or by registered mail (postage prepaid) addressed to the Parties hereof, at the addresses stated here:

     19.1. For ALST.

               ALST Technical Excellence Center
               2 Hanagar Street
               PO Box 2277
               44425 Kfar Saba (Industry District)
               Israel

               Attention:   Giora Sussmann
               Phone:       011-972-9766-1934
               Fax:         011-972-9766-1937

     19.2. For Apogee.

               Apogee Technology, Inc.
               129 Morgan Drive
               Norwood, Massachusetts 02062

               Attention:   Dave Meyers
               Phone:       (781)551-9450
               Fax:         (781) 440-9528

     19.3. For Altec.

               Altec Lansing Technologies, Inc.
               Route 6 & 209
               Milford, PA 18337

               Attention:   Edward Anchel
               Phone:       570-296-4434
               Fax:         570-296-6887

     19.4. Effective Date of Notices

           Notices, request, demands, and other communication delivered personally or by air courier shall be effective on the date of receipt; notices given by registered mail shall be effective ten (10) business days after the date of mailing. Any Party may change its address from time to time by providing written notice to the other Parties in the manner set forth above.

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20.  TERM
     ----

     The term ("Term") of this Agreement shall commence on the Effective Date and shall continue in force, unless sooner terminated in accordance with
     Section 21, until the last-to-expire of the Licensed Patents.

21.  TERMINATION
     -----------

     Without prejudice to other remedies, a Party may terminate this Agreement on the occurrence of one or more of the following:

     21.1. Payment Default.

           In the event ALST fails to make payments due hereunder, Apogee shall have the right to terminate this Agreement upon forty-five (45) days written notice (the "Late Payment Grace Period"). If ALST fails to make such payments, plus interest as provided under Section 7.4, within the Late Payment Grace Period, Apogee may immediately terminate the Agreement upon expiration of the Late Payment Grace Period.

     21.2. Material Breach.

           In the event that either of the Parties is in material breach of any obligation under this Agreement, the non-breaching Party may terminate this Agreement upon (i) providing the other Party with written notice of the breach (a "Notice of Breach") and (ii) providing thereafter a thirty (30) day opportunity to cure beginning on the date of receipt by the alleged breaching Party of the Notice of Breach.

     21.3. Insolvency.

           In the event a Party shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, the other Party shall have the right to terminate this entire Agreement immediately upon providing written notice of such termination.

     21.4. Commercialization by ALST.

           In the event ALST (i) makes a business decision to not commercialize or to cease commercializing the Licensed Technology or (ii) makes a business decision to cease commercializing Apogee-Enhanced Products, ALST shall provide timely notice to Apogee of such decision, after which ALST and Apogee shall in good faith negotiate terms suitable for terminating the present Agreement, recognizing ALST's investment in Apogee-Enhanced Products, and the benefits received and foregone by Apogee due to this Agreement.

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22.  SURVIVAL
     --------

     The following terms and conditions shall survive termination or expiration of this Agreement: Sections 2, 3.4, 5.8, 5.9, 5.10, 8, 11, 16, 17, and 18.

23.  CESSATION OF RIGHTS UPON TERMINATION OR EXPIRATION
     --------------------------------------------------

     23.1. End Of Licenses; Return or Destruction of Confidential Materials.

           Upon termination or expiration of this Agreement, any and all licenses or sublicenses granted by Apogee hereunder shall immediately cease. Each Party (a) shall return to the other any and all Confidential Information received under this Agreement, or (b) shall destroy such Information, and promptly certify in writing to the other Party such destruction.

     23.2. Effect On STM Contract.

           Any STM Contract(s) granted under this Agreement shall provide that, upon termination or expiration of this Agreement, the STM Contract shall similarly expire or terminate.

24.  ASSURANCES OF PERFORMANCE
     -------------------------

     Altec hereby assures Apogee and warrants that ALST shall perform and comply with each of ALST's obligations under this Agreement. Altec shall indemnify Apogee from any and all damage or loss (including reasonable attorney's, consultants' and expert witness fees) arising from the conduct of ALST. ALST and Altec similarly assure Apogee and warrant that STM shall comply with its obligations under STM Contracts. ALST and Altec shall indemnify Apogee from any and all damage or loss (including reasonable attorney's, consultants' and expert witness fees) arising from the conduct of STM. Each of ALST and Altec acknowledge that Apogee has relied upon the assurances and obligations contained in this Section 24 as material inducements in entering this Agreement.

25.  ASSIGNMENT
     ----------

     No Party shall transfer or assign any or all of its rights or interests nor delegate any of its duties hereunder without the prior written consent of each other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may assign this Agreement to a party acquiring all or substantially all of its assets or business upon notice to the other Parties.

26.  RELATIONSHIP OF THE PARTIES
     ---------------------------

     No Party shall be deemed by operation of this Agreement or otherwise to be the agent or representative of any other Party for any purpose hereunder whatsoever. The Parties shall at all times be considered independent contractors. No Party shall have any right or authority to assume, create, or incur any liability or obligation of any kind in the name of

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     or on behalf of any other Party except in accordance with the provisions hereof, or as may otherwise be agreed by the Parties in writing.

27.  SECTIONS AND SUBSECTIONS
     ------------------------

     Reference to a Section shall include reference to all Sections junior to the referenced Section. By way of example only, reference to "Section 7" shall include reference to Section 7.1 and 7.2, and reference to "Section 6.1" shall include reference to Section 6.1.1 and 6.1.2.

28.  ENTIRE AGREEMENT
     ----------------

     This Agreement contains the entire agreement and understanding between the Parties hereto, and merges and supersedes all prior discussions and writings with respect to the subject matter hereof Amendments, if any, to this Agreement shall be made in writing and shall be fully executed by a representative for each and every Party to the present Agreement.

           [the remainder of this page is intentionally left blank]

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         IN WITNESS WHEREOF, the duly authorized  representatives of the Parties have executed this Agreement,. effective the day and year set forth on the first page of this Agreement.

APOGEE:

Apogee Technology, Inc.


By:  ____________________
     David Spiegel
     President

ALST:

ALST Technical Excellence Center

By:    __________________
Name:  __________________
Title: __________________



ALTEC:

Altec Lansing Technologies, Inc.

By:    __________________
Name:  __________________
Title: __________________

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